THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AND THE SUPPLEMENTAL SECURITIES PURCHASE AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC., GENERAL ELECTRIC CAPITAL CORPORATION AND JAPAN OMNIBUS LTD., THIS WARRANT IS SUBJECT TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. AND THE STOCKHOLDERS PARTIES THERETO, COPIES OF SUCH AGREEMENTS ARE ON FILE IN THE OFFICES OF THE CORPORATION.

 No. of Shares of Common Stock:  As determined and allocated in accordance with Section 2.4.

                             WARRANT

              To Purchase Shares of Common Stock of

                    KRAUSE'S FURNITURE, INC.


THIS IS TO CERTIFY THAT GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") and JAPAN OMNIBUS LTD. ("JOL"), or their respective registered assigns, are entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from KRAUSE'S FURNITURE, INC., a Delaware corporation (the "Company"), a number of shares of Common Stock (as hereinafter defined) as determined and allocated in accordance with Section 2.4 and subject to adjustment as provided herein, in whole or in part, at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.  DEFINITIONS
    -----------
          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing
Date, other than Warrant Stock.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Closing Date" shall mean August 14, 1997.

          "Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the closing price per share of Common Stock on such date and, when used with reference to shares of Common Stock for any period, shall mean the average of the daily closing prices per share of Common Stock for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

          "EBITDA" means, for a given year, the consolidated net income of the Company for such year, plus interest expense (net of interest income), plus income tax expense, plus depreciation and amortization expense, each of the above computed in accordance with generally accepted accounting principles applied on a consistent basis.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.

          "Expiration Date" shall mean August 31, 2006.

          "Holder" shall mean the Persons in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

          "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

          "Other Property" shall have the meaning set forth in
Section 4.8.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. For the purposes of Sections 4.3, 4.4, 4.5, 4.6 and 4.7, Common Stock Outstanding shall include all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock, the exercise or conversion price of which is less than the Current Market Price as of any date on which the number of shares of Common Stock Outstanding is to be determined.

          "Permitted Issuances" shall mean issuances of shares of Common Stock upon exercise of the warrants and options listed on
Schedule 1.

          "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

          "Restricted Common Stock" shall mean shares of Common
Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities
Act.

          "Transfer Notice" shall have the meaning set forth in
Section 9.2.

          "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Price" shall mean $0.01 per share of Common
Stock.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.  EXERCISE OF WARRANT
    -------------------
          2.1. MANNER OF EXERCISE. At any time or from time to time from and after April 1, 2000 and until 5:00 P.M., New York time, on the Expiration Date, each Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable by such Holder hereunder.

          In order to exercise this Warrant, in whole or in part, a Holder shall deliver to the Company at its principal office at 200 North Berry Street, Brea, CA 92821-3903 (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by such Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the exercising Holder shall request in the notice and shall be registered in the name of such Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the exercising Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the exercising Holder a new Warrant evidencing the right of such Holder to purchase the unpurchased shares of Common Stock called for by this Warrant and allocated to such Holder, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the exercising Holder, appropriate notation may be made on this Warrant and the same returned to the exercising Holder.

          Payment of the Warrant Price shall be made by certified or official bank check.

          2.2. PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

          2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

          2.4. DETERMINATION OF NUMBER OF SHARES; ALLOCATION OF SHARES (a) Subject to Section 4, the number of shares of Common Stock for which this Warrant is exercisable shall be determined based upon EBITDA of the Company for the fiscal year ended January 30, 2000 ("FYE 1999 EBITDA"), as follows:

                FYE 1999 EBITDA          Number of Shares
                ---------------          ----------------
          $15,000,000 or greater                      0
          $14,000,000 - $14,999,999             200,000
          $13,000,000 - $13,999,999             400,000
          $12,000,000 - $12,999,999             600,000
          $11,000,000 - $11,999,999             800,000
          $10,999,999 or less                 1,000,000

          (b) The Shares which may be purchased upon exercise of this Warrant shall be allocated between GECC and JOL in proportion to the aggregate amount of 1997 Notes and Standby Notes purchased by each of them pursuant to the Supplemental Securities Purchase Agreement dated as of August 14, 1997 among the Company, GECC and JOL.

3.  TRANSFER, DIVISION AND COMBINATION
    ----------------------------------
          3.1. TRANSFER. Subject to compliance with Section 9, transfer of this Warrant and all rights of a Holder hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the transferring Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and all rights of the transferring Holder under this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with
Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

          3.2. DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the surrendering Holder. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. This Warrant shall be divided into separate Warrants in the names of GECC and JOL upon determination and allocation of the shares of Common Stock covered hereby pursuant to Section 2.4.

          3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new
Warrant or Warrants under this Section 3.

          3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

4.  ADJUSTMENTS
    -----------
          The number of shares of Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1.  STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.
If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

          4.2.  CERTAIN OTHER DISTRIBUTIONS.  If at any time the
Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a)  cash,

          (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section
4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

          4.3.  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

          (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price.

          (b)  The provisions of paragraph (a) of this Section
4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section
4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) of this Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5 herein.

          4.4. ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number of shares for which this Warrant is exercisable and such warrants or other rights. No further adjustments shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be required under this Section 4.4 solely by reason of the issuance of stock purchase rights under a stockholder rights plan of the Company, provided that the adjustments required by this
Section 4.4 shall be made if any "flip-in" or "flip-over" event shall occur under such stockholder rights plan.

          4.5. ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section
4.4. No further adjustments of the number of shares for which this Warrant is exercisable shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable shall be made by reason of such issue or sale.

          4.6. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to
Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

          (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

          (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

          (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          4.7.  OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER
THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this
Section 4:

          (a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously results in an increase or decrease of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (c) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) ESCROW OF WARRANT STOCK. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder when and to the extent that the event actually takes place, upon payment of the Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

          4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          4.9. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances.

5.  NOTICES TO WARRANT HOLDERS
    --------------------------
          5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, after giving effect to such adjustment. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with
Section 13.2. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

          5.2.  NOTICE OF CORPORATE ACTION.  If at any time

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to each Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to each Holder at the last address of such Holder appearing on the books of the Company and delivered in accordance with Section 13.2.

6.  RIGHTS OF HOLDERS
    -----------------
          6.1. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of each Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Upon the request of any Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to such Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.  RESERVATION AND AUTHORIZATION OF COMMON STOCK;
    REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
    -----------------------------------------------------------
          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS
    --------------------------------------------------
          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.  RESTRICTIONS ON TRANSFERABILITY
    -------------------------------
          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Each Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

          9.1. RESTRICTIVE LEGEND. Except as otherwise provided in this Section 9, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "[THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

               "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AND THE SUPPLEMENTAL SECURITIES PURCHASE AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC., GENERAL ELECTRIC CAPITAL CORPORATION AND JAPAN OMNIBUS LTD., [THIS WARRANT IS] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE] SUBJECT TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. AND THE STOCKHOLDERS PARTIES THERETO, COPIES OF WHICH ARE ON FILE IN THE OFFICES OF THE CORPORATION."

          9.2. NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the holder of such Warrants or such Restricted Common Stock as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2 that such opinion is reasonably satisfactory.

          9.3.  REGISTRATION RIGHTS.  The holders of Warrants and
Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement.

          9.4. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

10.  SUPPLYING INFORMATION
     ---------------------
          The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any reports or forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.  LOSS OR MUTILATION
     ------------------
          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of GECC or JOL shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.  LIMITATION OF LIABILITY
     -----------------------
          No provision hereof, in the absence of affirmative action by a Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of any Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

13.  MISCELLANEOUS
     -------------
          13.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of a Holder shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to each Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          13.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

          (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

          (b)  If to the Company at

               Krause's Furniture, Inc.
               200 North Berry Street
               Brea, CA  92821-3903
               Attention:  Philip M. Hawley
                           Robert A. Burton
                           Judith O. Lasker
               Telecopy Number:  (714) 990-3561

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

          13.3. REMEDIES. Each holder of this Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          13.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of each Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          13.5. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof, provided however, that the foregoing shall not limit the operation of Section 4.6; provided, further, that so long as the interests of GECC and JOL are represented by a single Warrant, no modification, amendment or waiver of any provision of such Warrant will be made without the written consent of each of GECC and JOL.

          13.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          13.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          13.8. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS WARRANT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  August ---, 1997

                              KRAUSE'S FURNITURE, INC.



                              By:
                                 --------------------------------
                                 Name:   Robert A. Burton
                                 Title:  Senior Vice President
                                         and Chief Financial
                                         Officer
Attest:


By:
   ----------------------------
   Name:   Judith O. Lasker
   Title:  Corporate Secretary




                            EXHIBIT A

                        SUBSCRIPTION FORM

         [To be executed only upon exercise of Warrant]

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ----- Shares of Common Stock of KRAUSE'S FURNITURE, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to -------------------- whose address is ----------------- and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                              -------------------------------
                              (Name of Registered Owner)


                              -------------------------------
                              (Signature of Registered Owner)


                              -------------------------------
                              (Street Address)


                              -------------------------------
                              (City)  (State)  (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.




                            EXHIBIT B

                         ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common
Stock set forth below:

Name and Address of Assignee        No. of Shares of Common Stock
----------------------------        -----------------------------



and does hereby irrevocably constitute and appoint -------------- attorney-in-fact to register such transfer on the books of KRAUSE'S FURNITURE, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:                        Print Name:
      ---------------                    ------------------------
                              Signature:
                                        -------------------------
                              Witness:
                                      ---------------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.




                        TABLE OF CONTENTS
                        -----------------

SECTION                                                      PAGE
-------                                                      ----
1.   DEFINITIONS..............................................  1
2.   EXERCISE OF WARRANT......................................  4
     2.1.   Manner of Exercise................................  4
     2.2.   Payment of Taxes..................................  5
     2.3.   Fractional Shares.................................  5
     2.4.   Determination of Number of Shares;
            Allocation of Shares..............................  5
3.   TRANSFER, DIVISION AND COMBINATION.......................  6
     3.1.   Transfer..........................................  6
     3.2.   Division and Combination..........................  6
     3.3.   Expenses..........................................  7
     3.4.   Maintenance of Books..............................  7
4.   ADJUSTMENTS..............................................  7
     4.1.   Stock Dividends, Subdivisions and
            Combinations......................................  7
     4.2.   Certain Other
            Distributions.....................................  7
     4.3.   Issuance of Additional Shares of Common Stock.....  8
     4.4.   Issuance of Warrants or Other Rights..............  9
     4.5.   Issuance of Convertible Securities................ 10
     4.6.   Superseding Adjustment............................ 10
     4.7.   Other Provisions Applicable to
            Adjustments under this Section.................... 11
     4.8.   Reorganization, Reclassification, Merger,
            Consolidation or Disposition of Assets............ 13
     4.9.   Other Action Affecting Common Stock............... 14
5.   NOTICES TO WARRANT HOLDERS............................... 14
     5.1.   Notice of Adjustment.............................. 14
     5.2.   Notice of Corporate Action........................ 15
6.   RIGHTS OF HOLDERS........................................ 16
     6.1.   No Impairment..................................... 16
7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK;
     REGISTRATION WITH APPROVAL OF ANY GOVERNMENTAL
     AUTHORITY................................................ 16
8.   TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS....... 17
9.   RESTRICTIONS ON TRANSFERABILITY.......................... 17
     9.1.   Restrictive Legend................................ 17
     9.2.   Notice of Proposed Transfers; Requests
            for Registration.................................. 18
     9.3.   Registration Rights............................... 19
     9.4.   Termination of Restrictions....................... 19
10.  SUPPLYING INFORMATION.................................... 19
11.  LOSS OR MUTILATION....................................... 19
12.  LIMITATION OF LIABILITY.................................. 19
13.  MISCELLANEOUS............................................ 19
     13.1.  Nonwaiver and Expenses............................ 20
     13.2.  Notice Generally.................................. 20
     13.3.  Remedies.......................................... 21
     13.4.  Successors and Assigns............................ 21
     13.5.  Amendment......................................... 21
     13.6.  Severability...................................... 21
     13.7.  Headings.......................................... 21
     13.8.  Governing Law..................................... 21
SIGNATURES.................................................... 23
EXHIBITS...................................................... 24
Exhibit A - Subscription Form................................. 24
Exhibit B - Assignment Form................................... 25




                                Exhibit C-3:  Performance Warrant
                                ---------------------------------



                             WARRANT

              To Purchase Shares of Common Stock of

                    KRAUSE'S FURNITURE, INC.



          No. of Shares of Common Stock: As determined and allocated in accordance with Section 2.4 herein.